SECURITIES PURCHASE AND HOLDERS AGREEMENT


                                   dated as of


                                 April 22, 1999


                                  by and among


                           Royster-Clark Group, Inc.,


                           399 Venture Partners, Inc.,


                                       and


                  The Additional Investors Signatory Hereto

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE I DEFINITIONS.....................................................  2

ARTICLE II ISSUANCE OF SHARES TO 399 VENTURE AND CONTINUING MANAGEMENT
      INVESTORS; REDEMPTION OF CERTAIN STOCK..............................  7

      2.1.  Securities....................................................  7
      2.2.  Closing.......................................................  8
      2.3.  Conditions to 399 Venture's and Management Investor's
            Obligations...................................................  8
      2.4.  Conditions to the Company's Obligations.......................  9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY................. 10

      3.1.  Representations and Warranties of the Company................. 10

ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH INVESTOR..... 11

      4.1.  Representations, Warranties and Covenants of Each Investor.... 11
      4.2.  Legends....................................................... 12
      4.3.  Management Investor Representations and Warranties............ 12
      4.4.  Representations and Warranties of 399 Venture................. 13
      4.5.  Restrictions on Transfers of Securities....................... 13
      4.6.  Certain Sales by Jenkins...................................... 15
      4.7.  Termination of Restrictions................................... 16
      4.8.  Notation...................................................... 17
      4.9.  Limitation on Repurchase of Company Stock..................... 17
      4.10. Future Sales.................................................. 17
      4.11. Reliance...................................................... 17

ARTICLE V OTHER COVENANTS AND REPRESENTATIONS............................. 18

      5.1.  Observers' Rights............................................. 18
      5.2.  Financial Statements and Other Information.................... 18
      5.3.  Regulatory Compliance Cooperation............................. 19
      5.4.  Small Business Administration Forms........................... 19
      5.5.  Economic Impact............................................... 19
      5.6.  SBA Access.................................................... 19
      5.7.  Sale of the Company........................................... 20
      5.8.  Tag-Along Rights.............................................. 20
      5.9.  Covenant Not To Compete or Solicit............................ 23
      5.10. Preemptive Rights............................................. 24
      5.11. Right to Join in Purchase..................................... 25

ARTICLE VI CORPORATE ACTIONS.............................................. 26

      6.1.  Certificate of Incorporation and Bylaws....................... 26
      6.2.  Directors and Voting Agreements............................... 27

      6.3.  Right to Remove Designated Directors.......................... 27
      6.4.  Right to Fill Certain Vacancies in Company's Board............ 27
      6.5.  Rights upon Disability or Death of Jenkins.................... 28
      6.6.  Committee Members; Directors of Company Subsidiaries.......... 28
      6.7.  Amendment of Certificate and Bylaws........................... 28
      6.8.  Termination of Designation Rights............................. 28
      6.9.  Future Sales of Securities.................................... 29

ARTICLE VII ADDITIONAL RESTRICTIONS ON TRANSFERS OF SECURITIES HELD BY
      MANAGEMENT INVESTORS................................................ 29

      7.1.  Restrictions on Transfer...................................... 29
      7.2.  Purchase Option............................................... 30
      7.3.  Company's Right of First Refusal.............................. 32
      7.4.  Involuntary Transfers......................................... 32
      7.5.  Lapse......................................................... 33

ARTICLE VIII REGISTRATION RIGHTS; PREFERRED STOCKHOLDERS AGREEMENT;
      INDEMNIFICATION..................................................... 33

      8.1.  Registration Rights........................................... 33
      8.2.  Preferred Stockholders Agreement.............................. 34
      8.3.  Indemnification for Certain Liabilities....................... 34

ARTICLE IX MISCELLANEOUS.................................................. 34

      9.1.  Purchaser Representative...................................... 34
      9.2.  Section 83(b) Elections....................................... 35
      9.3.  Amendment and Modification.................................... 35
      9.4.  Waiver of Fiduciary Duties and Corporate Opportunity;
            Acknowledgment................................................ 35
      9.5.  Survival...................................................... 36
      9.6.  Successors and Assigns; Entire Agreement...................... 36
      9.7.  Separability.................................................. 36
      9.8.  Notices....................................................... 36
      9.9.  Governing Law................................................. 37
      9.10. Waiver of Jury Trial.......................................... 38
      9.11. Acknowledgment Of Management Investors........................ 38
      9.12. No Effect on Employment....................................... 38
      9.13. Headings...................................................... 38
      9.14. Counterparts.................................................. 38
      9.15. Further Assurances............................................ 38
      9.16. Termination................................................... 39
      9.17. Remedies...................................................... 39
      9.18. Party No Longer Owning Securities............................. 39
      9.19. Pronouns...................................................... 39

                  SECURITIES PURCHASE AND HOLDERS AGREEMENT


     SECURITIES PURCHASE AND HOLDERS AGREEMENT, dated as of April 22, 1999 (the "Agreement"), by and among Royster-Clark Group, Inc., a Delaware corporation (the "Company"), 399 Venture Partners, Inc., a Delaware corporation ("399 Venture"), the individuals, including Francis P. Jenkins, Jr. ("Jenkins"), signatory hereto who are designated on Schedule 1-A(A) hereto as Continuing Management Investors (the "Continuing Management Investors"), and the individuals, designated on Schedule 1-B hereto as Purchasing Management Investors who are signatory to this Agreement or who following the date hereof execute a joinder to this Agreement (the "Purchasing Management Investors"). The Purchasing Management Investors and Continuing Management Investors are sometimes referred to hereinafter individually as a "Management Investor" and collectively as the "Management Investors." 399 Venture and the Management Investors and each other person who becomes a party to this Agreement by executing a joinder hereto are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                   Background

     A. The Company, 399 Venture, and Jenkins are the parties to an Exchange Agreement dated as of April 22, 1999 (the "Exchange Agreement"). At the closing of the several transactions contemplated by the Exchange Agreement and this Agreement (the "Exchange Closing"), certain of the outstanding stock of Royster-Clark, Inc. a Delaware corporation ("Royster-Clark"), owned by Jenkins and his Affiliates will have been redeemed by Royster-Clark for cash and the balance of such shares will have been acquired by the Company in exchange for a combination of Shares (as hereinafter defined). In addition, the Continuing Management Investors shall have submitted to the Company for redemption the number and kinds of securities set forth on Schedule 1-A(B) in return for the respective amounts set forth opposite such Continuing Management Investor's name on Schedule 1-A(B).

     B. As of the Exchange Closing, the authorized capital stock of the Company will consist of shares of (i) Class A Common Stock, par value $.01 per share ("Class A Common Stock"), (ii) Class B Common Stock, par value $.01 per share ("Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock"), (iii) 12% Series A Senior Cumulative Compounding Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), and (iv) Series B Junior Preferred Stock, par value $.01 per share ("Series B Preferred Stock", collectively with the Series A Preferred Stock, the "Preferred Stock"). The Common Stock and Preferred Stock are sometimes referred to hereinafter individually and collectively as the "Shares."

     C. Pursuant to this Agreement each Continuing Management Investor will exchange the securities of Royster-Clark held by such Continuing Management Investor set forth opposite such Continuing Management Investor's name on
Schedule 1-A(A) and described as Rollover Securities in exchange for the number and kind of Shares set forth opposite such Continuing Management Investor's name on Schedule 1-A(A) and described as Exchanged Shares.

     D. On the date hereof, the Company has adopted the 1999 Restricted Stock Purchase Plan, the form of which is attached hereto as Exhibit A (the "Restricted Stock Plan"). On the date hereof, certain Continuing Management Investors are exchanging the options set forth opposite their respective names on Schedule 1-C hereto (collectively, the "Rollover Options") for the number of options to purchase the number and kinds of securities of RCGI as are set forth on Schedule 1-C hereto and designated as "Exchanged Options" (the "Exchanged Options"). In addition, following the date hereof and from time to time, each of the Purchasing Management Investors will purchase from the Company Class A Common Stock pursuant to the Restricted Stock Plan (such Shares being the "Incentive Shares") in the amounts set forth opposite such Purchasing Management Investor's name on Schedule 1-B, to be appended hereto at the time of such purchase and thereafter amended from time to time to reflect additional Purchasing Management Investors. No Purchasing Management Investor shall purchase Incentive Shares unless such Purchasing Management Investor is or becomes a party to this Agreement.

     E. As used herein, the term "Securities" shall mean (i) the shares of Common Stock (including any Incentive Shares) held by any party hereto, (ii) all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof and (iii) all other equity securities (other than Preferred Stock) of the Company or a successor to the Company owned at any time hereafter by such party, whether acquired from the Company, an Investor or otherwise.

     F. The Investors and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.

                                      Terms

     In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:



                                    ARTICLE I
                                   DEFINITIONS

     1.1. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Adjusted Book Value Price" has the meaning set forth in Section 7.2(a)(ii)(C)(2) of this Agreement.

     "Adjusted Book Value Price Percentage" has the meaning set forth in Section 7.3(a)(iii) of this Agreement.

     "Adjusted Cost Price" has the meaning set forth in Section 7.2(a)(ii)(B)(1) of this Agreement.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

     "Agreement" has the meaning set forth in the Preamble of this Agreement.

     "Approved Sale" has the meaning set forth in Section 5.7(b) of this Agreement.

     "Assurance of Compliance" has the meaning set forth in Section 5.4 of this Agreement.

     "Called Shares" has the meaning set forth in Section 7.2(a)(iii) of this Agreement.

     "Cash Redemption Amount" has the meaning set forth in Section 2.1 of this Agreement.

     "Cause," when used in connection with the termination of a Management Investor's employment with the Company or any of its Subsidiaries, means such Management Investor's (A) willful and continued failure to perform such Management Investor's duties, after written notice of such failure, which failure has not been corrected within the 30-day period after written notice has been given; (B) the willful commission by such Management Investor of acts that are dishonest and demonstrably and materially injurious to the Company or any of its Subsidiaries, monetarily or otherwise; (C) conviction of a felony; (D) failure to perform such Management Investor's duties at a satisfactory level as determined by a majority of the members of the Board of Directors in good faith, which failure has not been corrected within the 90-day period after written notice has been given; or (E) material breach of any of the covenants of this Agreement.

     "Class A Common Stock" has the meaning set forth in Background Section B of this Agreement.

     "Class B Common Stock" has the meaning set forth in Background Section B of this Agreement.

     "Closing" has the meaning set forth in Section 2.2 of this Agreement.

     "Combination Offering" has the meaning set forth in Section 5.10(d) of this Agreement.

     "Common Stock" has the meaning set forth in Background Section B of this Agreement.

     "Company" means Royster-Clark Group, Inc., a Delaware corporation, except that when used in Article VII, "Company" means the Company and all other entities of which the Company from time to time owns, directly or indirectly, 50% or more of the stock or assets.

     "Continuing Management Investors" has the meaning set forth in the Preamble of this Agreement.

     "399 Venture" has the meaning set forth in the Preamble of this Agreement.

     "399 Venture Co-Investor" has the meaning set forth in Section 4.5(d)(iv) of this Agreement.

     "399 Venture Designees" has the meaning set forth in Section 6.2(a)(ii).

     "399 Venture Securities" has the meaning set forth in Section 2.1(c) of this Agreement.

     "ESOP" has the meaning assigned to such term in Section 8.3 of this Agreement.

     "Escrow Amount" has the meaning set forth in Section 5.6(d)(i) of this Agreement.

     "Escrow Notice" has the meaning set forth in Section 5.6(d)(ii) of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agreement" has the meaning set forth in Background Section A of this Agreement.

     "Exchanged Shares" has the meaning set forth in Section 2.1 of this Agreement.

     "Good Reason" means the failure of the Company or Royster-Clark to pay a Management Investor the compensation provided by the Company on the date hereof or, in the case of Jenkins, pursuant to his employment agreement with the Company and Royster-Clark, as it may be amended from time to time.

     "Incentive Shares" means the shares of Common Stock owned by each Purchasing Management Investor designated as Incentive Shares on Schedule 1-B to be appended hereto, as it may be amended from time to time, and all other securities of the Company (or a successor to the Company) (i) received on account of ownership of such shares, including any and all incentive securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof or (ii) acquired pursuant to the Restricted Stock Plan; provided that in no event shall Incentive Shares include any Securities issuable upon the exercise of an Exchanged Option.

     "Investor" and "Investors" have the meanings set forth in the Preamble of this Agreement.

     "Jenkins" has the meaning set forth in the Preamble of this Agreement.

     "Jenkins Designees" has the meaning set forth in Section 6.2(a)(i).

     "Management Investor" and "Management Investors" have the meanings set forth in the Preamble of this Agreement.

     "Observers" has the meaning set forth in Section 5.1 of this Agreement.

     "Offer Notice" has the meaning set forth in Section 4.6 of this Agreement.

     "Offered Securities" has the meaning set forth in Section 4.6 of this Agreement.

     "Option Purchase Price" has the meaning set forth in Section 7.2(a)(ii)(A) of this Agreement.

     "Permitted Transferee" has the meaning set forth in Section 4.5(d) of this Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

     "Preferred Stock" has the meaning set forth in Background Section B of this Agreement.

     "Preferred Stockholders Agreement" has the meaning set forth in Section 8.2 of this Agreement.

     "Public Offering" means a successfully completed firm-commitment underwritten public offering (other than a Unit Offering, as hereinafter defined) pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company and any stockholder selling shares of Common Stock resulting in aggregate net proceeds to the Company in such offering of not less than $20 million.

     "Purchase Number" has the meaning set forth in Section 7.2(a)(ii) of this Agreement.

     "Purchase Option" has the meaning set forth in Section 7.2(a) of this Agreement.

     "Purchasing Management Investors" has the meaning set forth in the Preamble of this Agreement.

     "Redemption Shares" has the meaning set forth in Section 2.1 of this Agreement.

     "Registration Rights Agreement" has the meaning set forth in Article VIII of this Agreement.

     "Regulatory Problem" has the meaning set forth in Section 5.3 of this Agreement.

     "Regulatory Sale" has the meaning set forth in Section 5.8(f) of this Agreement.

     "Restricted Investor" has the meaning set forth in Section 4.5 of this Agreement.

     "Restricted Stock Plan" has the meaning set forth in Background Section D of this Agreement.

     "Reverse Stock Split" has the meaning assigned to such term in Section 8.3 of this Agreement.

     "Rights Holder" has the meaning set forth in Section 5.10 of this Agreement.

     "Rollover Securities" has the meaning set forth in Background Section C of this Agreement.

     "Royster-Clark" has the meaning set forth in set forth in Background Section A of this Agreement.

     "Royster-Clark Shares" means the shares of common stock, par value $.01 per share, of Royster-Clark outstanding as of the Closing and all such shares issuable upon the exercise of options outstanding on the Closing Date.

     "Sale Notice" has the meaning set forth in Section 7.3 of this Agreement.

     "SBA" has the meaning set forth in Section 3.1(g) of this Agreement.

     "SEC" has the meaning set forth in Section 3.1(h) of this Agreement.

     "Securities" has the meaning set forth in Background Section E of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Stock" has the meaning set forth in Background Section B of this Agreement.

     "Series B Preferred Stock" has the meaning set forth in Background Section B of this Agreement.

     "Shares" has the meaning set forth in Background Section B of this Agreement.

     "Size Status Declaration" has the meaning set forth in Section 5.4 of this Agreement.

     "Subordinated Note" has the meaning set forth in Section 4.10(b) of this Agreement.

     "Subsequent Offering" has the meaning set forth in Section 7.2(a)(iii)(A) of this Agreement.

     "Subsidiary" means, as to any Person, any corporation or other entity more than 50% of whose stock of any class or classes or other rights having by the terms thereof ordinary voting power to elect a majority of the directors (or persons exercising similar functions) of such corporation or other entity (irrespective of whether or not at the time stock of any class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person.

     "Tag-Along Acceptance Notice" has the meaning set forth in Section 5.8(b) of this Agreement.

     "Tag-Along Right" has the meaning set forth in Section 5.8 (a) of this Agreement.

     "Tag-Along Rights Holders" has the meaning set forth in Section 5.8(a) of this Agreement.

     "Tag-Along Sale Notice" has the meaning set forth in Section 5.8(b) of this Agreement.

     "Tag-Along Seller" has the meaning set forth in Section 5.8(b) of this Agreement.

     "Termination Date" has the meaning set forth in Section 7.2(a) of this Agreement.

     "Transfer" has the meaning set forth in Section 4.5(b) of this Agreement.

     "Transfer Date" has the meaning set forth in Section 7.4 of this Agreement.

     "Transfer Notice" has the meaning set forth in Section 4.6 of this Agreement.

     "Unit Offering" means an underwritten public offering of a combination of debt securities and equity securities of the Company (or warrants or exchange rights to purchase equity securities) in which not more than 15% of the gross proceeds received for the sale of such securities is attributed to such equity securities.

     "83(b) Election" has the meaning set forth in Section 9.2 of this Agreement.


                                   ARTICLE II
   ISSUANCE OF SHARES TO 399 VENTURE AND CONTINUING MANAGEMENT INVESTORS;
                           REDEMPTION OF CERTAIN STOCK

     2.1. Exchange and Redemption of Royster-Clark Securities. (a) At the Closing, each Continuing Management Investor (other than Jenkins and his Family Members) shall exchange the Royster-Clark Shares set forth opposite such Person's name on Schedule 1-A(A) and described as Rollover Securities (the "Rollover Securities") for the number of shares of Class A Common Stock and of Series A and Series B Preferred Stock set forth opposite such Continuing Management Investor's name on Schedule 1-A(A) (collectively, the "Exchanged Shares").

          (b) At the Closing, each Continuing Management Investor (other than Jenkins) shall submit for redemption to Royster-Clark the number and kind of securities set forth opposite such Person's name on Schedule 1-A(B) (the "Redemption Shares") and shall receive an amount in cash as specified on
     Schedule 1-A(B) (the "Cash Redemption Amounts").

          (c) At the Closing, 399 Venture shall purchase from the Company, 400,000 shares of Class A Common Stock, 1,191,600 shares of Class B Common Stock, and 474,504 shares of Series A Preferred Stock (collectively, the "399 Venture Securities"). The purchase price for the Securities purchased pursuant to this Section 2.1(b) shall be $1.00 per share of Common Stock and $100 per share of Preferred Stock.

     2.2. Closing. The closing of the transfer of the Shares purchased by 399 Venture and exchanged by the Continuing Investors hereunder (the "Closing") will take place at the same location and on the same date as the Exchange Closing. At the Closing, (a) the Company shall deliver to 399 Venture certificates evidencing the number of shares of Securities to be purchased by 399 Venture against payment of the purchase price of $26,771,525 by wire transfer of immediately available funds or by certified check, (b) Royster-Clark shall deliver to the Continuing Management Investors the Cash Redemption Amounts and the Continuing Management Investors shall deliver to Royster-Clark certificates evidencing such redeemed shares, in appropriate form for cancellation by Royster-Clark, and (c) the Company shall deliver to the Continuing Management Investors the certificates evidencing the Exchanged Shares, and the Continuing Management Investors shall deliver to the Company certificates evidencing such Investor's Rollover Securities, duly executed for transfer in blank or accompanied by Stock Powers duly executed in blank. The Cash Redemption Amounts shall be delivered by wire transfer of immediately available funds or by certified or cashier's check.

     2.3. Conditions to 399 Venture's and Management Investor's Obligations. The obligation of 399 Venture to purchase and pay for the 399 Venture Securities and of each Management Investor to exchange his Rollover Securities for the Exchanged Shares at the Closing is subject to the satisfaction on or prior to the Closing of the following conditions:

          (a) The representations and warranties of the Company set forth in
     Article III shall be true and correct in all material respects on and as of the Closing as though then made, and all covenants of the Company required to be performed on or prior to the Closing shall have been performed in all material respects.

          (b) The Company's Certificate of Incorporation and Bylaws shall be substantially in the forms of Exhibits B and C, respectively.

          (c) The Company shall have delivered to each of 399 Venture and the Continuing Management Investors certificates for the Exchanged Shares issued pursuant to Section 2.2 and Royster-Clark shall have delivered the Cash Redemption Amounts to the Continuing Management Investors.

          (d) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement or the Exchange Agreement.

          (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate the Company's Certificate of Incorporation or Bylaws, any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which the Company is bound.

          (f) All corporate and other proceedings, if any, taken or to be taken by the Company in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to 399 Venture and the Continuing Management Investors and 399 Venture and the Continuing Management Investors shall have received from the Company all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (g) All conditions to the closing under the Stock Purchase Agreement dated as of January 21, 1999 among IMC Global Inc., a Delaware corporation, The Vigoro Corporation, a Delaware corporation, and the Company, as amended on April 13, 1999, shall have been satisfied or waived.

     2.4. Conditions to the Company's Obligations. The obligations of the Company to issue the 399 Venture Securities to 399 Venture and the Exchanged Shares to each Continuing Management Investor as set forth herein at the Closing are subject to the satisfaction on or prior to the Closing of the following conditions:

          (a) The representations and warranties of 399 Venture and each Continuing Management Investor set forth in Article IV shall be true and correct in all material respects at and as of the Closing as though then made, and all covenants of each Investor required to be performed at or prior to the Closing shall have been performed in all material respects.

          (b) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement or the Exchange Agreement.

          (c) All corporate and other proceedings, if any, taken or to be taken by 399 Venture and the Continuing Management Investors in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received from 399 Venture and each Continuing Management Investor all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which 399 Venture or any Continuing Management Investor is bound.

          (e) 399 Venture shall have paid or shall pay concurrently the purchase price required of it pursuant to this Article II, and 399 Venture shall have purchased or shall simultaneously purchase the 399 Venture Securities pursuant to this Article II and each Continuing Management Investor shall have delivered or shall deliver simultaneously the certificates representing such Management Investor's Rollover Securities in the form required by Section 2.2.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1. Representations and Warranties of the Company. The Company represents and warrants to each of the Investors as follows:

          (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

          (b) The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

          (c) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

          (d) The Shares, when issued in accordance with the terms of this Agreement and the Exchange Agreement, will be validly issued, fully paid and non-assessable.

          (e) Upon consummation of the Closing, the authorized capital stock of the Company will consist of (i) 2,200,000 shares of Class A Common Stock, of which 768,426 will be issued and outstanding, (ii) 2,000,000 shares of Class B Common Stock, of which 1,191,600 will be issued and outstanding,
     (iii) 675,000 shares of Series A Preferred Stock, of which 607,140 will be issued and outstanding, and (iv) 100,000 shares of Series B Preferred Stock, of which 74,874 will be issued and outstanding. Except as set forth in Section 3.1(f) and as otherwise set forth herein, as of the Closing there will be no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase from the Company, or otherwise require the Company to issue, any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company; the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the Shares will constitute all of the outstanding shares of the Company's capital stock.

          (f) The Company has reserved for issuance pursuant to the Restricted Stock Plan 239,980 shares of Class A Common Stock, 14,795 shares of Series A Preferred Stock and 8,320 shares of Series B Preferred Stock. Any current or future employee purchasing Class A Common Stock pursuant to the Restricted Stock Plan who is not a party to this Agreement shall be required, as a condition of such purchase, to execute an agreement pursuant to which such employee agrees to be bound by the terms and provisions of this Agreement applicable to such employee, and any shares purchased pursuant to the Restricted Stock Plan shall be deemed to be Incentive Shares hereunder.

          (g) The Company is a "small business concern," as that term is defined in the Small Business Investment Act of 1958, as amended, and in the regulations of the Small Business Administration ("SBA") promulgated thereunder. The information set forth in the SBA Forms 480, 652 and Part A of Form 1031 regarding the Company and its Affiliates, when delivered to the Investors, will be accurate and complete.

          (h) Neither the Company nor any person acting on its behalf has offered to sell or sold any of the shares by any form of general solicitation such as would violate Rule 502(c) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act.


                                   ARTICLE IV
                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF EACH INVESTOR

     4.1. Representations, Warranties and Covenants of Each Investor. Each of the Investors severally represents and warrants to, and covenants and agrees with, the Company that:

          (a) Such Investor has full legal right, power and authority (including the due authorization by all necessary corporate action in the case of corporate Investors) to enter into this Agreement and to perform such Investor's obligations hereunder without the need for the consent of any other Person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

          (b) The Securities are being received by such Investor for investment for his or its own account and not with a view to any distribution thereof that would violate the Securities Act, or the applicable securities laws of any state; and such Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

          (c) Such Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and may not be reoffered or sold unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

          (d) Such Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

          (e) Such Investor confirms that (i) such Investor is familiar with the business of the Company, (ii) such Investor has had the opportunity to ask questions of officers and directors of the Company and to obtain (and that such Investor has received to such Investor's satisfaction) such information about the business and financial condition of the Company as such Investor has reasonably requested, and (iii) such Investor, is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

     4.2. Legends. (a) All certificates representing Securities shall bear the following legends in addition to any other legend required under applicable law:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES IS EFFECTIVE OR UNLESS THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH SHARES MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

          (b) In addition to the legends required by Section 4.2(a) above, the following legend shall appear on certificates representing Incentive Shares, provided, that the Company's failure to cause certificates representing Incentive Shares to bear such legend shall not affect the Company's Purchase Option described in Section 7.2 herein:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR A PERIOD OF TIME TO A PURCHASE OPTION OF THE COMPANY APPLICABLE TO "INCENTIVE SHARES" AS DESCRIBED IN THE SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     4.3. Management Investor Representations and Warranties. Each Management Investor severally represents and warrants to the Company that:

          (a) such Management Investor's residence, business address, business and residence telephone numbers and social security number are as set forth below such Management Investor's signature to this Agreement; and

          (b) in formulating the decision to (i) exchange such Management Investor's Rollover Securities for the Exchanged Shares, (ii) submit the Redemption Shares set forth opposite such Management Investor's name on
     Schedule 1-A(B) for the Cash Redemption Amounts specified thereon, and
     (iii) enter into this Agreement, such Management Investor has relied solely upon the independent investigation of the Company's business and upon consultations with such Management Investor's legal and financial advisers with respect to this Agreement and the nature of such Management Investor's investment; and that in entering into this Agreement no reliance was placed upon any representations or warranties other than those contained in this Agreement. Each Management Investor acknowledges having received and read the Confidential Offering Memorandum of RCGI dated April 16, 1999 relating to its $200,000,000 10.25% First Mortgage Notes due 2009.

          (c) The Management Investor has good and valid title to the Rollover Securities being exchanged by such Management Investor and Redemption Shares being submitted for redemption by such Management Investor, free and clear of all liens, claims, mortgages, securities interests, options, charges, restrictions (including, without limitation, rights of first refusal and similar rights) and other encumbrances (collectively, "Encumbrances") of any kind. The certificates representing the Rollover Securities are duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, passing good and valid title to the Rollover Securities to RCGI, free and clear of all Encumbrances, other than those arising from acts of RCGI. The Rollover Securities and the Redemption Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to voting or disposition of the Rollover Securities and the Redemption Shares.

          (d) Each Continuing Management Investor acknowledges and agrees that such Management Investor's Rollover Options shall be irrevocably surrendered and exchanged for such Investor's Exchanged Options and that the Exchanged Options shall have the terms and conditions contained in the stock option agreement between the Company and such Continuing Management Investor entered into as of the Closing Date, the form of which is appended to this Agreement as Exhibit F. Each Continuing Management Investor forever releases and discharges the Company and Royster-Clark forever from any claims in respect of Common Stock of Royster-Clark or any other claims or liabilities arising with respect to such Investor's Rollover Options.

     4.4. Representations and Warranties of 399 Venture. 399 Venture represents and warrants to, and covenants and agrees with the Company that, 399 Venture qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that 399 Venture is capable of evaluating the merits and risks of its purchase of the Securities.

     4.5. Restrictions on Transfers of Securities. The following restrictions on Transfer shall apply to all Securities owned by any Restricted Investor until the completion of a Public Offering. As used herein, "Restricted Investor" shall mean any Investor or Permitted Transferee except a Permitted Transferee by virtue of Section 4.5(d)(iii) hereof:

          (a) No Restricted Investor shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities unless (i) such Transfer is to a Permitted Transferee and (ii) such Transfer complies with the provisions, if applicable, of Sections 5.7 and 5.8, this Section
     4.5 and, in addition, in the case of Securities held by Management Investors, the applicable provisions of Article VII of this Agreement.

          (b) No Restricted Investor may effect any Transfer of Securities unless the transferee (other than a Permitted Transferee under Section 4.5(d)(iii)) executes an agreement pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor (except as otherwise specifically provided herein). Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

          (c) Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer accompanied by a written opinion of legal counsel, addressed to the Company and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 4.2(a) and, if applicable, the legend set forth in Section 4.2(b), except that such certificate shall not bear the legends set forth in Section 4.2(a) if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

          (d) As used herein, "Permitted Transferee" shall mean:

               (i) in the case of any Investor or Permitted Transferee who is a natural person, (x) such person's spouse or children or grandchildren (in each case, natural or adopted), any trust for the sole benefit of such person and such person's spouse or children or grandchildren (in each case, natural or adopted), any charitable trust the grantor of which is an Investor or Permitted Transferee, or any corporation or partnership in which the direct and beneficial owner of all of the equity interests is such individual person or such person's spouse or children or grandchildren (in each case, natural or adopted) (or any trust solely for the benefit of such persons), collectively "Family Members" or (y) any organization exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

               (ii) in the case of any Investor or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person's assets;

               (iii) any Person if such Person takes such Securities pursuant to a sale in connection with a Public Offering or following a Public Offering in open market transactions or under Rule 144 under the Securities Act;

               (iv) in the case of 399 Venture or any Permitted Transferee of 399 Venture, (A) Citibank N.A., Citicorp or CitiGroup or any Affiliate of any of the foregoing entities; (B) any employee or director of any of the foregoing entities, or any trust, partnership or other entity established for the benefit of such officers, employees or directors (each, a "399 Venture Co-Investor"); or (C) any qualified institutional buyer (as such term is defined in Rule 144A under the Securities Act) organized under the laws of the United States or any State thereof, provided that the Transfer to such qualified institutional buyer shall be subject to the provisions of Section 5.8 hereof;

               (v) in the case of 399 Venture or any Permitted Transferee of 399 Venture, any Person if such Person takes such Securities pursuant to a Transfer required in connection with any Regulatory Problem, as provided in Section 5.3 below, provided, however, that the transfer to such Person shall be subject to the provisions of Section 5.8 hereof; or

               (vi) in the case of any Investor or Permitted Transferee, any Person approved by the Company as evidenced by a resolution duly adopted by at least a majority of the Board of Directors or the holders of a majority of the outstanding Common Stock then held by the Investors (including shares held by the transferor), provided, however, that the transfer to such Person shall be subject to the provisions of Section 5.8 hereof.

          (e) As long as this Agreement is in effect and except in the case of an Approved Sale or a Public Offering, (i) Jenkins and his direct or indirect transferees shall not transfer any shares of Common Stock unless such transferee agrees in writing to vote all of the Securities transferred to comply with all of the provisions of Sections 6.1 through 6.7 below, and
     (ii) 399 Venture and its direct or indirect transferees shall not transfer any shares of Common Stock unless such transferee agrees in writing to comply with all of the provisions of Sections 6.2 through 6.8 below; provided, however, that if 399 Venture and its Co-Investors transfer, in one or more related transactions, 50% or more of the Common Stock held by 399 Venture and its Co-Investors as of the Closing Date, the transferee or transferees thereof shall be required to agree in writing to vote all of the Securities transferred to such Persons for the Jenkins Designees pursuant to Sections 6.2(a)(i), 6.3, 6.4(a) and the proviso to Section 6.7 (and any designee pursuant to Section 6.5) and with the covenants set forth in Section 5.7(a), but shall not be subject to any additional restrictions or requirements with respect to voting.

     4.6. Certain Sales by Jenkins. (a) Notwithstanding any other provision of this Agreement, at such time as Jenkins is no longer the chief executive officer of the Company, Jenkins, and his Family Members shall be free, at any time and from time to time, to sell up to 50%, in the aggregate, of the Common Stock collectively owned by them as of the time he is no longer the chief executive officer of the Company, subject to the provisions of this Section 4.6. If Jenkins, no longer being the chief executive officer of the Company, decides to make such a sale, he shall give written notice (the "Transfer Notice") to the Company of the number of shares of Common Stock he wishes to sell (the "Offered Securities"). The Company may offer to purchase all (but not less than all) of the Offered Securities by delivering a written notice (the "Offer Notice") of such offer (the "Offer") to Jenkins within 60 days after receipt of the Transfer Notice. The Offer Notice will set forth the terms and conditions on which the Company will purchase the Offered Securities. Jenkins shall give the Company written notice of his acceptance or rejection of the Offer within 30 days of receipt of the Offer Notice.

          (b) If the Company offers to purchase the Offered Securities and Jenkins accepts the Offer, the closing of the purchase and sale of the Offered Securities shall be held at the place and the date to be established by the Company, which in no event shall be less than ten or more than 15 days from the date on which Jenkins delivers his acceptance of the Offer. At such closing, Jenkins shall deliver the certificates evidencing the number of shares of Offered Securities to be purchased by the Company, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company shall deliver to Jenkins the full amount of the purchase price for the Offered Securities in cash or certified or bank cashier's check.

          (c) If the Company makes no offer (for any reason including without limitation those set forth in Section 4.9), or does not make a timely offer to purchase all of the Offered Securities or Jenkins elects not to accept the Offer, Jenkins may sell the Offered Securities to a third party; provided, however, that (i) if the Company shall have made timely delivery of the Offer Notice pursuant to Section 4.6(a) above, such sale shall be at a price no less than the price specified in the Offer Notice and on other terms no more favorable to such third party than those specified in the Offer Notice and (ii) such sale shall take place during the 120-day period immediately following the last date on which Jenkins could have accepted the Offer. Any shares of the Offered Securities not transferred within such 120-day period will be subject to the provisions of this Section 4.6 upon subsequent transfer.

          (d) The provisions of Section 5.8 shall apply to any sale pursuant to this Section 4.6, provided, however, that for the purposes of this Section
     4.6 only, the Tag-Along Rights of those Investors who elect to exercise such rights shall, if necessary, be reduced pro rata in proportion to such Investors' relative investments in the then outstanding Common Stock to ensure that the Common Stock sold by the Tag-Along Rights Holders constitute not more than 50% of the Common Stock being sold.

     4.7. Termination of Restrictions. The restrictions on transfers of Common Stock contained in Sections 4.5 and 4.6 above shall terminate on the consummation of a Public Offering.

     4.8. Notation. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

     4.9. Limitation on Repurchase of Company Stock. Each Investor understands that concurrently with the issuance of the Shares, the Company is entering into certain financing agreements which will contain prohibitions, restrictions and limitations on the ability of the Company to purchase any of the Securities and to pay dividends on the Securities.

     4.10. Future Sales. (a) Each Management Investor understands and agrees that 399 Venture may in the future transfer, subject to the terms and conditions of this Agreement, shares of Common Stock to a third party. In addition, future investors in the Company may receive debt securities or preferred stock senior in liquidation preference and dividend payment rights, with a higher dividend rate or other terms more favorable than those of the Securities.

          (b) Each Management Investor understands and agrees that 399 Venture may elect to transfer, in whole or in part, the $10,000,000 subordinated note issued to 399 Venture on the Closing Date (the "Subordinated Note"), and 399 Venture shall have the right to transfer the Subordinated Note, in whole or in part, to any Person. In connection with such transfer, 399 Venture may elect to have the Company repurchase part or all of the Subordinated Note and reissue the aggregate amount so repurchased to such Person designated by 399 Venture, either as shares of Series A Preferred Stock or as an additional Subordinated Note, as 399 Venture may designate in writing. No Tag-Along Rights of any Investors shall apply to the transactions described in this Section 4.10(b) with respect to transaction with Affiliates of 399 Venture.

          (c) Each Management Investor understands and agrees that in the future, in addition to the provisions of Section 4.10(b), 399 Venture may elect to transfer, in whole or in part, the equity or debt securities held by 399 Venture, and 399 Venture may elect to so transfer such securities by requiring the Company (i) to repurchase or redeem the securities designated by 399 Venture to be repurchased or redeemed and (ii) to reissue to such Person or Persons designated by 399 Venture in writing the aggregate amount so repurchased or redeemed by the Company from 399 Venture. No Tag-Along Rights of any Investors pursuant to Section 5.8 shall apply to the foregoing transfers; however, to the extent that the Persons designated by 399 Venture in the foregoing clause (ii) are not an Affiliate of 399 Venture or any fund organized by an Affiliate of 399 Venture, each Investor who would have been a Tag-Along Rights Holder had Section 5.8 applied to the foregoing transactions shall have the right to require 399 Venture to purchase that number of shares of Common Stock from such Investor as 399 Venture would have been required to include in the transfer had the transfer been subject to Section 5.8.

     4.11. Reliance. Each Investor acknowledges that the Company and each of the other Investors is entering into this Agreement in reliance upon such Investor's representations and warranties and other covenants and agreements contained herein.

                                    ARTICLE V
                       OTHER COVENANTS AND REPRESENTATIONS

     5.1. Observers' Rights. So long as 399 Venture or its Affiliates own at least 5% of the Common Stock outstanding, if no employee of 399 Venture or its Affiliates is a member of the Company's Board of Directors, 399 Venture shall have the right to designate two observers (the "Observers") to attend meetings of the Company's Board of Directors and committees thereof. If at least one employee of 399 Venture or its Affiliates is a member of the Company's Board of Directors, 399 Venture shall have the right to designate one Observer to attend meetings of the Company's Board of Directors and committees thereof. The Observers shall not have the right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give each Observer written notice of each meeting of the Board of Directors and committees thereof at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer all meetings of its Board of Directors and committees thereof. Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep confidential such materials and information and any other confidential information discussed at any meeting of the Board of Directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or a committee thereof, the Company shall give written notice thereof to each Observer prior to the effective date of such consent. The Company shall provide to each Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. The Company shall pay the reasonable out-of-pocket expenses of each Observer incurred in connection with attending such meetings.

     5.2. Financial Statements and Other Information. So long as 399 Venture owns any of the Securities, the Company shall deliver to 399 Venture:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation; and

          (c) copies of any other reports, financial statements, certificates or other documents required to be delivered to the agent for the Company's bank group pursuant to the terms of any credit agreement then in effect.

     5.3. Regulatory Compliance Cooperation. So long as 399 Venture or its Affiliates beneficially own any of the Securities, before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, the Company shall give 399 Venture at least 30 days prior written notice of such pending action. Upon the written request of 399 Venture made within 20 days after its receipt of any such notice, stating that after giving effect to such action 399 Venture would have a Regulatory Problem (as described below), the Company will defer taking such action for such period (not to extend beyond 90 days after 399 Venture's receipt of the Company's original notice) as 399 Venture requests to permit it and its Affiliates to reduce the quantity of Securities held by it and its Affiliates in order to avoid the Regulatory Problem. In addition, the Company will not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which 399 Venture would be required to take any voting securities, or any securities convertible into voting securities, which would reasonably be expected to cause 399 Venture to have a Regulatory Problem. For purposes of this paragraph, a Person will be deemed to have a "Regulatory Problem" when such Person and such person's Affiliates own, control or have power over (or such Person believes that there is a substantial risk of an assertion that such Person and such Person's Affiliates own, control or have power over) a greater quantity of securities of any kind issued by the Company than are permitted to be owned by such Person under any requirement of any governmental authority applicable to such Person.

     5.4. Small Business Administration Forms.

     Prior to and after the Closing, the Company shall, if requested by 399 Venture or any Permitted Transferee of 399 Venture, execute Forms 480 ("Size Status Declaration") and 652-D ("Assurance of Compliance") of the Small Business Administration and any other documents that may be required by the Small Business Administration or any other governmental agency having jurisdiction over the activities of 399 Venture, or which 399 Venture or such Permitted Transferee may reasonably require in connection therewith.

     5.5. Economic Impact. Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall provide to 399 Venture a written assessment, in form and substance satisfactory to 399 Venture, of the economic impact of 399 Venture's financing hereunder, specifying the full-time equivalent jobs created and retained, and the impact of the financing on the revenues and profits of the Company's business and on taxes paid by the Company and its employees.

     5.6. SBA Access. The Company agrees that 399 Venture and any SBA examiner shall have the rights of access and information specified in 13 C.F.R. 107.620
(1996) (and any successor provision).

     5.7. Sale of the Company.

          (a) For a period of three years following the Closing, so long as the Company has not consummated a Public Offering, 399 Venture and its Permitted Transferees (other than any Permitted Transferees pursuant to
     Section 4.5(d)(iii)) will not vote in favor of (at a duly called and duly held meeting of stockholders or the Board of Directors, as the case may be, of the Company) or consent in writing to the merger, consolidation or sale (by any means) of all or substantially all of the assets of the Company or any similar transaction, in any one transaction or series of related transactions, without the prior written consent of Jenkins.

          (b) Subject to Section 5.7(a), so long as the Company has not consummated a Public Offering, if holders of at least a majority of the Common Stock (including voting and non-voting shares voting as a single class) then outstanding and the Board of Directors vote in favor of (at a duly called and duly held meeting of stockholders or the Board of Directors, as the case may be, of the Company) or consent in writing to the merger or consolidation of the Company or the sale of all or substantially all of its assets or sale of all of the outstanding capital stock or any other similar transaction (provided such holders include Jenkins if Jenkins and his Family Members collectively own at least 50% of the outstanding Common Stock held by them as of the Closing) (any of the foregoing, an "Approved Sale"), (i) each Restricted Investor will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and (ii) if the Approved Sale includes a sale of Securities, each Restricted Investor will agree to sell and will be permitted to sell all of such Restricted Investor's Securities on the same terms and conditions as are offered to and approved by the holders of a majority of the Common Stock then outstanding. Each Restricted Investor will take all necessary and desirable actions in connection with the consummation of an Approved Sale, including, without limitation, the execution of any stock purchase, escrow or other similar agreement which may be required.

          (c) The obligations of each of the Investors with respect to an Approved Sale are subject to the satisfaction of the conditions that upon the consummation of the Approved Sale all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received, all Investors and Permitted Transferees will be given the same option.

     5.8. Tag-Along Rights.

          (a) Except in the case of a Public Offering or a Transfer to a Permitted Transferee (excluding a Transfer pursuant to Section 4.5(d)(iv)(C), Section 4.5(d)(v) or Section 4.5(d)(vi)), no Restricted Investor will effect a Transfer of shares of Common Stock unless all other Investors and their Permitted Transferees and assigns (collectively, the "Tag-Along Rights Holders") are offered an equal opportunity (the "Tag-Along Right") to participate in such transaction or transactions on a pro rata basis as set forth in Section 5.8(b) (subject to the provisions of Section 5.8(f)) and on identical terms.

          (b) Prior to any sale of Common Stock subject to these provisions, the seller (the "Tag-Along Seller") shall notify the Company in writing of the proposed sale. Such notice (the "Tag-Along Sale Notice") shall set forth
     (i) the number of shares of Common Stock (the "Tag-Along Shares") subject to the proposed sale; (ii) the name and address of the proposed purchaser; and (iii) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. Each Tag-Along Rights Holder shall have the right to sell a percentage of the Tag-Along Shares equal to the percentage of the outstanding shares of Common Stock then held by such Tag-Along Rights Holder. The Company shall promptly, and in any event within ten days, deliver or caused to be delivered (by guaranteed overnight courier service, if available) the Tag-Along Sale Notice to the Tag-Along Rights Holders. Each Tag-Along Rights Holder may exercise the Tag-Along Right by delivery of a written notice (the "Tag-Along Acceptance Notice") to the Tag-Along Seller within ten days of the date the Tag-Along Sale Notice was delivered to such courier service or the United States Postal Service, as the case may be. The Tag-Along Acceptance Notice shall state the number of shares of Common Stock that the Tag-Along Rights Holder proposes to include in the proposed sale, and the number of Tag-Along Shares to be sold by the Tag-Along Seller shall be reduced by such amount. If no Tag-Along Acceptance Notice is received during the ten-day period referred to above, Tag-Along Seller shall have the right for a 120-day period to effect the proposed sale of the Tag-Along Shares on terms and conditions no more favorable to the transferee than those stated in the Tag-Along Sale Notice.

          (c) Each Tag-Along Rights Holder acknowledges and agrees that 399 Venture or a Permitted Transferee of 399 Venture may grant similar "tag-along" rights to other Persons and, in such event, such other Persons shall be offered an equal opportunity to participate in such transaction or transactions to the same extent as such Tag-Along Rights Holders hereunder and shall be included in the calculation of the pro rata basis upon which such Tag-Along Rights Holders may participate in such transaction or transactions.

          (d) (i) Notwithstanding the requirements of this Section 5.8, a Tag-Along Seller may sell Common Stock at any time without complying with the requirements of Section 5.8(b) so long as the Tag-Along Seller deposits into escrow with an independent third party at the time of sale that amount of consideration received in the sale equal to the "Escrow Amount." As used herein, the "Escrow Amount" shall equal that amount of consideration as all Tag-Along Rights Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Tag-Along Rights Holder (A) delivered a Tag-Along Notice to the Tag-Along Seller in the time period set forth in Section 5.8(b) and (B) proposed to include all of such Tag-Along Rights Holder's shares of Common Stock in such sale.

               (ii) The Tag-Along Seller shall notify the Company in writing of the proposed sale pursuant to this Section 5.8(d) no later than the date of such sale. Such notice (the "Escrow Notice") shall set forth the information required in the Tag-Along Sale Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Company shall promptly, and in any event within ten days, deliver or caused to be delivered (by guaranteed overnight courier service, if available) the Escrow Notice to each Tag-Along Rights Holder. Such Tag-Along Rights Holder may exercise the tag-along right by delivery to the Tag-Along Seller, within ten days of the date (the "Escrow Notice Delivery Date") the

          Escrow Notice was delivered to such courier service or the United States Postal Service, as the case may be, of (A) a written notice specifying the number of shares of Common Stock it proposes to sell; and (B) the certificates for such Common Stock, with stock powers duly endorsed in blank and with signatures guaranteed.

               (iii) Promptly after the expiration of the tenth day after the Escrow Notice Delivery Date, (A) the Tag-Along Seller shall purchase that number of shares of Common Stock as the Tag-Along Seller would have been required to include in the sale had the Tag-Along Seller complied with the provisions of Section 5.8(b), (B) all shares of Common Stock not required to be purchased by the Tag-Along Seller shall be returned to the Tag-Along Rights Holders thereof and (C) all funds and other consideration held in escrow shall be released to the Tag-Along Seller. If the Tag-Along Seller received consideration other than cash in such Tag-Along Seller's sale, the Tag-Along Seller shall purchase the shares of Common Stock tendered by paying to the Tag-Along Rights Holders non-cash consideration and cash in the same proportion as received by the Tag-Along Seller in the sale.

          (e) Notwithstanding anything herein to the contrary, a Tag-Along Seller may make any of the following sales without offering the Tag-Along Rights Holders the opportunity to participate: (i) sales to a Permitted Transferee (except pursuant to Section 4.5(d)(iv)(C), 4.5(d)(v) or 4.5(d)(vi)); (ii) sales to officers and directors of the Company which in the aggregate do not exceed 5% of the outstanding shares of Common Stock;
     (iii) sales pursuant to an effective registration statement under the Securities Act; (iv) sales pursuant to an Approved Sale; (v) sales pursuant to Section 5.8(h) below; and (f) sales other than those specified in the foregoing (i) through (v) which in the aggregate do not exceed 5% of the Common Stock outstanding held by the Tag-Along Seller as of the date hereof. In addition, any repurchase of Common Stock by the Company pursuant to Section 4.10(b) and (c) shall not be subject to this Section 5.8.

          (f) Notwithstanding any other provision of this Agreement if any Transfer is a Transfer (a "Regulatory Sale") made to cure a Regulatory Problem, as set forth in Section 5.3, each Tag-Along Rights Holder shall have the right to sell to the proposed transferee the same percentage of the total number of shares of Common Stock outstanding then owned by such Tag-Along Rights Holder as the percentage of the total number of shares of Common Stock outstanding then owned by the Tag-Along Seller. If the total number of shares of Common Stock proposed to be Transferred in a Regulatory Sale by the Tag-Along Seller and those Tag-Along Rights Holders exercising their Tag-Along Rights exceeds the maximum number of shares of Common Stock that the proposed transferee is willing to purchase or otherwise acquire, then the number of shares of Common Stock to be Transferred shall be allocated among the Tag-Along Seller and such Tag-Along Rights Holders (with rounding to avoid fractional shares) in proportion to the number of outstanding shares of Common Stock that each of them then owns; provided, however, that in no event shall the number of shares of Common Stock to be Transferred by 399 Venture or its Affiliates be reduced below that number necessary to cure the Regulatory Problem in question.

          (g) The Tag-Along Rights provided pursuant to this Section 5.8 shall terminate upon the earlier of (i) a Public Offering or sale of the Company; and (ii) the day after the date on which 399 Venture and its Permitted

     Transferees that are not natural persons own less than 5% of the Common Stock owned by 399 Venture on the Closing Date.

          (h) Notwithstanding anything to the contrary herein, if any Restricted Investor receives a Tag-Along Sale Notice and does not elect to exercise his Tag-Along Right with respect to the Transfer contemplated by such notice, such Restricted Investor may sell those shares of Common Stock which such Restricted Investor could have sold pursuant to such Tag-Along Right to a third party without compliance with Sections 4.5(a), 5.8 or 7.1.

     5.9. Covenant Not To Compete or Solicit.

          (a) In consideration of the opportunity to participate in the equity of the Company, each Management Investor (other than Jenkins, Randolph Abood and James Shirley) covenants and agrees that:

               (i) for one (1) year after termination of such Management Investor's employment with the Company or any of its Subsidiaries, neither such Management Investor nor any of such Management Investor's Affiliates shall engage, directly or indirectly, in lines of business similar to the business of the Company or any of its Subsidiaries anywhere in the United States. Each Management Investor and the Company agree that the foregoing covenant is intended to prohibit each Management Investor from engaging in such activities, as the case may be, as owner, creditor (except as a trade creditor in the ordinary course of business), partner, stockholder, lender, officer, director, manager, employee, contractor or agent for any person, firm or corporation (except (x) with respect to the Company or (y) as a holder of equity or debt securities in a corporation which has a class of securities that is publicly traded on a stock exchange or the recognized over-the-counter market, and then only to the extent of owning not more than two percent (2%) of the issued and outstanding debt or equity securities of such corporation); and

               (ii) no Management Investor or any of such Management Investor's Affiliates shall (x) solicit, employ, retain as a consultant, interfere with or attempt to entice away from the Company or any of its Subsidiaries or any successor to any of them any individual who is employed or retained by the Company or any Subsidiary or any successor to any of them or (y) engage in or participate in any effort or act to induce any customers, suppliers, associates or independent contractors of the Company or any Subsidiary or any successor to any of them to cease doing business or their association with the Company or any Subsidiary or any successor to any of them.

          (b) Each Management Investor acknowledges and agrees that the remedy at law for any breach, or threatened breach, of any of the provisions of this Section 5.9 will be inadequate and, accordingly, each Management Investor covenants and agrees that the Company shall, in addition to any other rights and remedies which the Company may have, be entitled to equitable relief, including injunctive relief, and to the remedy of specific performance with respect to any breach or threatened breach of such covenant, as may be available from any court of competent jurisdiction. Such right to obtain equitable relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach.

          (c) In the event that the provisions of this Section 5.9 shall be determined by a court of competent jurisdiction to be unenforceable under applicable law as to that jurisdiction (the parties agreeing that such decision shall not be binding, res judicata or collateral estoppel in any other jurisdiction) for any reason whatsoever, then any such provision or provisions shall not be deemed void, but the parties hereto agree that such limits may be modified by the court and that such covenant contained in this Section 5.9 shall be amended in accordance with such modifications, it being specifically agreed by each Management Investor and the Company that it is their continuing desire that this covenant be enforced to the full extent of its terms and conditions or if a court finds the scope of the covenant unenforceable, the court should redefine the covenant so as to comply with applicable law.


     5.10. Preemptive Rights. (a) Subject to the terms of this Section 5.10, if the Company proposes to issue any equity securities, other than in a Public Offering or transaction described in Section 5.10(d) or (e) below, the Company shall first offer in writing to sell to each Investor who (i) is then a stockholder of the Company and (ii) holds one percent or more of the outstanding shares of Common Stock, calculated on a fully diluted basis (collectively, the "Rights Holders"), such Rights Holder's pro rata share of the proposed issue of such equity securities, at the same price and on the same terms at which the Company proposes to sell such issue to others. For purposes hereof, a Rights Holder's "pro rata share" of an issue of equity securities shall be that number which is equal to the product of (i) the number of equity securities proposed to be issued, times (ii) a fraction, the numerator of which is the number of outstanding shares of Common Stock held by the Rights Holder, calculated on a fully-diluted basis, and the denominator of which is the aggregate number of outstanding shares of Common Stock, calculated on a fully-diluted basis. As used in this Section 5.10, "equity security" means any capital stock of the Company, any security convertible or exchangeable (with or without consideration) into or for any capital stock of the Company, any security carrying any warrant, option or right to subscribe to or to purchase any capital stock of the Company, or any warrant, option or right to purchase any capital stock of the Company. As used in this Section 5.10, "calculated on a fully-diluted basis" means calculated on a pro forma basis assuming the exercise of all options, warrants or other rights for Common Stock (or securities convertible into or exchangeable for Common Stock) and the conversion or exchange of all securities convertible into or exchangeable for Common Stock.

          (b) The Company's offer shall describe the equity security proposed to be issued by the Company, specifying the quantity, the price and payment terms. Each Rights Holder shall have 15 days from receipt of such offer to accept the offer in writing, which acceptance may be as to all or any part of the Rights Holder's pro rata share of such issue. The closing of the sale of the portion of the equity securities subscribed for under this
     Section 5.10(b) shall be held on a date acceptable to the Company and the applicable Rights Holder, but in no case more than 45 days after the date of the Company's offer to the Rights Holder.

          (c) In the event any Rights Holder does not subscribe for all of the issue of equity securities offered to such Rights Holder pursuant to this
     Section 5.10, the Company may sell the portion of the securities not subscribed for at a price no less favorable to the Company than that specified in such offer and on payment terms no less favorable to the Company than those specified in such offer. However, if such sale is not consummated within 120 days after the date the offer pursuant to Section 5.10(a) was made, the Company shall not sell such securities without again complying with this Section 5.10.

          (d) Notwithstanding the foregoing, the provisions of this Section 5.10 shall not be applicable to the issuance of shares of Common Stock (i) upon the conversion of shares of one class of Common Stock into shares of another class; (ii) as a dividend on all the outstanding shares of Common Stock; (iii) in any transaction in respect of a Security that is available to all holders of such Security on a pro rata basis, provided that for purposes of this clause (iii), all classes of Common Stock shall be treated as a single security; (iv) in connection with grants of stock or options to employees, consultants or directors of the Company; (v) to an Affiliate of 399 Venture in connection with the repurchase by the Company of equity or debt securities of the Company held by 399 Venture in accordance with
     Section 4.10; (vi) in an offering or sale of securities pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act; (vii) in an offering or sale of securities pursuant to Rule 144A promulgated under the Securities Act; or (viii) to the sellers of an acquired business; or
     (ix) in an offering or sale of securities pursuant to a Unit Offering or other offering of a combination of Common Stock and other equity or debt securities of the Company (each such Unit or other offering, a "Combination Offering"), provided, however, that a Rights Holder may participate in a Combination Offering pursuant to this Section 5.10 if such Rights Holder purchases his or its "proportionate share" of each security offered in such offering. For purposes hereof, "proportionate share" shall mean that the purchase price paid by such Rights Holder is allocated to each class of such offered securities in the same proportion as the aggregate purchase price for such class bears to the aggregate price of all securities constituting such Combination Offering.

          (e) The preemptive rights granted by this Section 5.10 shall expire upon the consummation of a Public Offering.

     5.11. Right to Join in Purchase.

          (a) Subject to the terms of this Section 5.11, if any of Jenkins or his Affiliates or 399 Venture or any Person controlled by 399 Venture (each of the foregoing a "Purchase Rights Holder"), is offered the opportunity to purchase equity securities of the Company held by any other stockholder of the Company (the "Offeror"), the Purchase Rights Holder receiving such offer (the "Offeree") shall give the other Purchase Rights Holder (the "Participant") the opportunity to participate in such sale by promptly submitting a written notice to the Participant setting forth the number of equity securities offered by the Offeror and the terms and conditions for the purchase and sale thereof (the "Offer Notice"). The Participant shall have the right, exercisable within the shorter of 15 days after receipt of the Offer Notice or the date (if any) on which the offer described in the Offer Notice expires by its terms, to purchase all or a portion of the Participant's pro rata share of the proposed issue of such equity securities, at the same price and on the same terms specified in the Offer Notice and on the date specified for purchase therein.

          (b) For purposes hereof, a Participant's "pro rata share" of equity securities being sold by an Offeror shall be that number which is equal to the product of (i) the number of equity securities being sold by an Offeror, times (ii) a fraction, the numerator of which is the number of outstanding shares of Common Stock held by the Purchase Rights Holder, calculated on a fully-diluted, as converted basis, and the denominator of which is the aggregate number of outstanding shares of Common Stock, calculated on a fully-diluted, as converted basis. As used in this Section 5.11, "equity security" means any capital stock of the Company, any security convertible or exchangeable (with or without consideration) into or for any capital stock of the Company, any security carrying any warrant, option or right to subscribe to or to purchase any capital stock of the Company, or any warrant, option or right to purchase any capital stock of the Company. As used in this Section 5.11, "calculated on a fully-diluted basis" means calculated on a pro forma basis assuming the exercise of all options, warrants or other rights for Common Stock (or securities convertible into or exchangeable for Common Stock) and the conversion or exchange of all securities convertible into or exchangeable for Common Stock.

          (c) To the extent that a Participant does not exercise its right to purchase the equity securities being sold by the Offeror, the other Purchase Rights Holder may purchase the portion of the equity securities not so purchased at the same price and on the same terms specified in the Offer Notice and on the date specified for purchase therein.

          (d) To the extent that the sale of equity securities by the Offeror is not consummated for any reason within 120 days after the date of the Offer Notice, the provisions of this Section 5.11 shall again apply with respect to any further sales by the Offeror of the equity securities not so purchased.

          (e) Notwithstanding any contrary provision of this Agreement, the provisions of this Section 5.11 shall not be applicable to the purchase of any equity securities (i) by a Purchase Rights Holder pursuant to the terms of any equity security of the Company or any other security, put or call option, pledge, right, warrant, convertible or exchangeable security or other similar instrument, agreement or arrangement in effect on the date of this Agreement which is set forth on the Disclosure Schedules, or (ii) by 399 Venture from any of its Affiliates.

          (f) The rights and obligations set forth in this Section 5.11 shall terminate upon the consummation of a Public Offering.


                                   ARTICLE VI
                                CORPORATE ACTIONS

     6.1. Certificate of Incorporation and Bylaws. Each Investor has reviewed the Certificate of Incorporation of the Company and the Bylaws of the Company in the forms attached hereto as Exhibits A and B, respectively, and hereby approves and ratifies the same.

     6.2. Directors and Voting Agreements. (a) Each Investor shall take, at any time and from time to time, all action necessary (including, without limitation, voting the Class A Common Stock owned by such Investor, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company is composed at all times of up to five persons, determined as follows: (i) two individuals designated by Jenkins (the "Jenkins Designees"); (ii) two individuals designated by 399 Venture (the "399 Venture Designees"); and (iii) one individual (the "Independent Director") designated by the vote of a majority of the other four directors. The initial directors named pursuant to this Section 6.2 shall be:

                   Designator                     Director
                   Jenkins                        Jenkins
                                                  Randolph G. Abood
                   399 Venture                    Thomas F. McWilliams

     (b) The Board of Directors shall consist of five members, provided, however, that if the Board of Directors determines in good faith that it is in the best interests of the Company to increase the number of directors, and Jenkins and 399 Venture agree to such increase in writing, then the number of directors shall be increased to such number as the Board of Directors shall determine.

     6.3. Right to Remove Designated Directors. If (i) 399 Venture shall request the removal of any 399 Venture Designee, (ii) Jenkins shall request the removal of any Jenkins Designee, or (iii) either of 399 Venture or Jenkins request the removal of the Independent Director, in each case (either with or without cause) by written notice to the other, the other party shall promptly consent in writing or vote or cause to be voted all Securities entitled to vote thereon now or hereafter owned or controlled by him or it, as the case may be, for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of the Company.

     6.4. Right to Fill Certain Vacancies in Company's Board.

          (a) In the event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a 399 Venture Designee or a Jenkins Designee, or if otherwise there shall exist or occur any vacancy on the Company's Board of Directors in a directorship subject to designation by 399 Venture or Jenkins, such vacancy shall not be filled by the remaining members of the Company's Board of Directors but each Investor hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a 399 Venture Designee or a Jenkins Designee, as the case may be.

          (b) In the event that such vacancy is created by the death, disability, retirement, resignation or removal (with inherent cause) of an Independent Director, such vacancy shall be filled by a majority vote of the remaining four directors.

     6.5. Rights upon Disability or Death of Jenkins. In the event of the disability or death of Jenkins, (a) Jenkins rights under Section 6.2(a)(i) shall terminate, (b) the Board of Directors shall thereafter be composed of four persons (plus any increases in the number of directors pursuant to Section 6.2(b)), (c) the executor of Jenkins' estate or his attorney-in-fact, as the case may be, shall have the right to appoint one director to the Board of Directors following the execution and delivery by such executor or attorney-in-fact of a joinder to this Agreement which binds such person to the obligations imposed upon Jenkins under this Agreement, and (d) upon execution and delivery of such joinder, the executor or attorney-in-fact shall be entitled to exercise Jenkins' rights under this Article VI excluding those set forth in
Section 6.2(a)(i). Each Investor hereby agrees to consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it to elect that individual appointed by such executor or attorney-in-fact in accordance with the foregoing provisions.

     6.6. Committee Members; Directors of Company Subsidiaries. The Company shall take, and each of the Investors agrees that such Investor shall cause the Company to take, at any time and from time to time, all action necessary (including voting all shares of common stock of any Subsidiary of the Company, calling special meetings of stockholders and executing and delivering written consents) to ensure that all committees of the Board of Directors of the Company, the Boards of Directors of all Subsidiaries of the Company and any committees of such Boards are identical to the Board of Directors of the Company.

     6.7. Amendment of Certificate and Bylaws. Each Investor agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in, the Company's Certificate of Incorporation or Bylaws inconsistent with this Agreement unless 399 Venture consents in writing to such action or votes or causes to be voted all of the shares of Common Stock held by 399 Venture in favor of such action; provided that, 399 Venture shall not consent to any amendment which would adversely affect Jenkins' right to designate a director to the Company's Board of Directors or remove or fill any vacancy created with respect to, any director designated by Jenkins' as set forth in
Article VI of this Agreement.

     6.8. Termination of Designation Rights.

          (a) The rights and obligations of 399 Venture, as set forth in Section
     6.2 through 6.7 above, shall terminate upon the earlier of (i) the date the Company consummates a Public Offering or (ii) the date when 399 Venture and its Permitted Transferees (other than Permitted Transferees pursuant to
     Section 4.5(d)(iii)), and their respective Affiliates no longer own at least 50% of (x) the Common Stock owned by 399 Venture as of the Closing, minus (y) the Common Stock transferred by 399 Venture to 399 Venture Co-Investors (which sales shall be made consistent with 399 Venture's customary policies with respect to sales to 399 Venture Co-Investors).

          (b) The rights and obligations of Jenkins, as set forth in Section 6.2 through 6.7 above, shall terminate upon the earlier of (i) the date the Company consummates a Public Offering or (ii) the date when Jenkins and his Permitted Transferees (other than Permitted Transferees pursuant to Section

     4.5 (d)(iii) no longer own at least 50% of the Common Stock owned by Jenkins as of the Closing.

          (c) The rights and obligations set forth in Section 6.2 through 6.7 above of any executor or attorney-in-fact under Section 6.5 above shall terminate upon the earlier of (i) the date the Company consummates a Public Offering or (ii) the date when Jenkins (or his estate) and his or its Permitted Transferees (other than Permitted Transferees pursuant to Section 4.5(d)(iii)) no longer own in the aggregate at least 50% of the Securities owned by Jenkins as of the Closing.

          (d) It is hereby acknowledged and agreed that the rights to designate directors as set forth in Section 6.2 through 6.7 above have been granted to 399 Venture and Jenkins, respectively, pursuant to this Agreement, and such rights may not be transferred by either of them to any transferee (other than pursuant to Section 6.5, or in the case of 399 Venture, to a corporate Affiliate), including any Permitted Transferee, but shall be exercised only by 399 Venture and Jenkins, respectively, until terminated pursuant to this Section 6.8.

     6.9. Future Sales of Securities. If 399 Venture shall propose the sale of additional debt or equity securities by the Company to any Person and the Board of Directors should fail to approve such sale, such sale, the terms and issuance of such securities, and the use of proceeds may be approved by the vote of the holders of a majority of the outstanding Class A Common Stock, such vote to be taken upon ten days' written notice to the holders of the Class A Common Stock. To the extent that the Company uses the proceeds of such sale to repurchase any of its equity securities, each holder of such securities may, with respect to such repurchase, exercise the Tag-Along Right set forth in Section 5.8, pursuant to the procedures set forth in Section 5.8(b), and any additional tag-along rights which such holder may have. If any such holder does not exercise his or its Tag-Along Right in full, 399 Venture shall have right to assume such right with respect to the number of unpurchased shares.


                                   ARTICLE VII
                     ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                     SECURITIES HELD BY MANAGEMENT INVESTORS

     7.1. Restrictions on Transfer. In addition to any restrictions on Transfer
          -------------------------
imposed by Section 4.5, no Management Investor shall effect a Transfer of any
           -----------
Securities (other than a Transfer to a Permitted Transferee pursuant to Sections
                                                                        --------
4.5(d)(i) or 4.5(d)(ii), 4.5(d)(iii) or 4.5(d)(vi) and other than pursuant to
---------    ----------  -----------    ----------
Section 5.7 or 5.8). In the event of such a Transfer to a Permitted Transferee, for purposes of determining the applicability of the Purchase Option of the Company described in Section 7.2 herein and, if applicable, the amount of the
                     -----------
Option Purchase Price for Incentive Shares purchased under such Purchase Option, reference shall be made to the Termination Date of the Management Investor who first owned the Incentive Shares transferred in such Transfer. In exercising the consent and approval described in the first sentence of this Section 7.1, the
                                                             -----------
Company may employ its sole discretion in evaluating the nature of the proposed transferee and the Company may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of the Company and that the transferee purchase the Management Investor's Securities as a "Management Investor" subject to the restrictions of this Article VII. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Company.

     7.2. Purchase Option.
          ----------------

          (a) General Terms. In the event that on or prior to the fifth
              -------------
     anniversary of the Closing, any Management Investor shall cease to be employed by the Company (whether as a consultant, director or employee) for any reason (including, but not limited to, death, temporary or permanent disability, retirement at age 65 or more under the Company's normal retirement policies, resignation or termination by the Company with or without Cause), such Management Investor (or such Management Investor's heirs, executors, administrators, transferees, successors or assigns) shall give prompt notice to the Company of such termination (except in the case of termination by the Company with or without Cause), and the Company, or one or more designee(s) selected by a two-thirds majority of the members of the Board of Directors, shall have the right and option at any time within 90 days after the later of the effective date of such termination of employment (the "Termination Date") or the date of the Company's receipt of
                     ------------------
     the aforesaid notice, to purchase from such Management Investor, or such Management Investor's heirs, executors, administrators, transferees, successors or assigns, as the case may be, any or all of the Incentive Shares then owned by such Management Investor and such Management Investor's Permitted Transferees (pursuant to Section 4.5(d)(i) or
                                                           ---------
     4.5(d)(ii)) at a purchase price equal to the Option Purchase Price. The
     -----------
     Company or its designee(s) shall give notice to the terminated Management Investor (or such Management Investor's heirs, executors, administrators, transferees, successors or assigns) of its intention to purchase Incentive Shares at any time not later than 90 days after the Termination Date. (The right of the Company and its designee(s) set forth in this Section 7.2 to purchase a terminated Management Investor's Incentive Shares is hereinafter referred to as the "Purchase Option").

               (i) Exercise of Purchase Option. The Purchase Option shall be exercised by written notice to the terminated Management Investor (or such Management Investor's heirs, executors, administrators, transferees, successors or assigns) signed by an officer of the Company (whether as a consultant, director or employee) on behalf of the Company or by its designee(s), as the case may be. Such notice shall set forth the number of Incentive Shares desired to be purchased and shall set forth a time and place of closing which shall be no earlier than ten days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of Incentive Shares to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s) good title to such of the Incentive Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Incentive Shares in cash or by certified or bank cashier's check.

               (ii) Option Purchase Price. (A) If the Management Investor shall be terminated by the Company without Cause, resign with Good Reason or shall cease to be employed by the Company by reason of death, normal retirement at age 65 or more under the Company's normal retirement policies, or temporary or permanent disability, the "Option Purchase Price" for the Incentive Shares to be purchased from such Management Investor or such Management Investor's Permitted Transferees pursuant to the Purchase Option (such number of Incentive Shares being the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management Investor:

If the Termination Date Occurs:              Option Purchase Price

On or prior to the first anniversary of      Adjusted Cost Price multiplied by
the Closing                                  the Purchase Number

After the first anniversary of the           Adjusted Cost Price multiplied by
Closing, and on or prior to the second       80% of the Purchase Number, plus
anniversary of the Closing                   Adjusted Book Value Price
                                             multiplied  by 20% of the  Purchase
                                             Number

After the second anniversary of the          Adjusted Cost Price multiplied by
Closing, and on or prior to the third        60% of the Purchase Number, plus
anniversary of the Closing                   Adjusted Book Value Price
                                             multiplied  by 40% of the  Purchase
                                             Number

After the third anniversary of the           Adjusted Cost Price multiplied by
Closing, and on or prior to the fourth       40% of the Purchase Number, plus
anniversary of the Closing                   Adjusted Book Value Price
                                             multiplied by 60% of the Purchase
                                             Number

After the fourth anniversary of the          Adjusted Cost Price multiplied by
Closing, and on or prior to the fifth        20% of the Purchase Number, plus
anniversary of the Closing                   Adjusted Book Value Price
                                             multiplied  by 80% of the  Purchase
                                             Number

               (B) If the Management Investor shall cease to be employed by the Company (whether as a consultant, director or employee) for any reason other than those set forth in clause (A) of this Section 7.2(a)(ii) (including, but not limited to, as the result of voluntary resignation (other than for Good Reason) or termination for Cause), the Option Purchase Price for all Incentive Shares to be purchased from the Management Investor (and such Management Investor's Permitted Transferees) pursuant to the Purchase Option shall equal the Adjusted Cost Price multiplied by the Purchase Number.

               (C) As used herein:

                    (1) "Adjusted Cost Price" for each Incentive Share means the price paid by such Management Investor per share (adjusted for any stock dividend payable upon, or subdivision or combination of, the Common Stock); and

                    (2) "Adjusted Book Value Price" for each Incentive Share
               means the greater of (i) the Adjusted Cost Price or (ii) the fair market value of such Incentive Share, as determined in good faith, without regard to any discount applicable to a minority holding or due to lack of liquidity, by the Board of Directors of the Company and provided, however, that if any of the Common Stock is traded on a national securities exchange or reported on the National Association of Securities Dealers, Inc. Automated Quotation System, then the "Adjusted Book Value Price" shall equal for each Incentive Share the closing price per share of Common Stock on such exchange or as so reported on the Management Investor's Termination Date.

     7.3. Company's Right of First Refusal. If a Management Investor or such Management Investor's Permitted Transferees proposes to sell any or all of such Management Investor's or Permitted Transferee's Incentive Shares to a third party in a bona fide transaction (except for sales pursuant to Sections 5.7 or 5.8), and provided such transaction is permitted under any applicable restrictions set forth in Sections 4.5 and 7.1 herein, the Management Investor, or such Management Investor's Permitted Transferees, may not Transfer such Incentive Shares without first offering to sell such Incentive Shares to the Company pursuant to this Section 7.3.

     The Management Investor, or such Management Investor's Permitted Transferees, shall deliver a written notice (a "Sale Notice") to the Company describing in reasonable detail the Incentive Shares being offered, the name of the offeree, the purchase price requested and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Company, or a designee selected by a two-thirds majority of the members of the Board of Directors of the Company, shall have the right and option to purchase all (but not less than all) of the Incentive Shares being offered at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 10 days after receipt of the Sale Notice, the Company shall notify such Management Investor, or such Management Investor's Permitted Transferees, whether or not it or its designee wishes to purchase any or all of the offered Incentive Shares.

     If the Company or its designee elects to purchase the offered Incentive Shares, the closing of the purchase and sale of such Incentive Shares shall be held at the place and on the date established by the Company in its notice to the Management Investor, or such Management Investor's Permitted Transferees, in response to the Sale Notice, which in no event shall be less than ten or more than 30 days from the date of such notice. In the event that the Company or its designee does not elect to purchase all the offered Incentive Shares, the Management Investor, or such Management Investor's Permitted Transferees, may, subject to the other provisions of this Agreement, Transfer the offered Incentive Shares to the offeree specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company could have elected to purchase the offered Incentive Shares. Any such Incentive Shares not transferred within such 180-day period will be subject to the provisions of this Section 7.3 upon subsequent Transfer.

     7.4. Involuntary Transfers. In the event that Incentive Shares owned by any Management Investor, or such Management Investor's Permitted Transferees, shall be subject to sale or other Transfer (the date of such sale or Transfer shall hereinafter be referred to as the "Transfer Date") by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Management Investor, or such Management Investor's Permitted Transferees, shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Incentive Shares are proposed to be transferred, and the number of shares of Common Stock to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company, or a designee selected by a majority of the members of the Board of Directors of the Company excluding the affected Management Investor or Permitted Transferee and any director designated by such Investor, shall have the right and option to purchase all, but, not less than all of such Incentive Shares which right shall be exercised by written notice given by the Company to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 7.4 shall be at the price and on the terms applicable to such proposed transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Incentive Shares, the price to be paid by the Company shall be the Option Purchase Price that would have been applicable hereunder pursuant to Section 7.2(a)(ii)(A) had the date of such proposed Transfer of the Incentive Shares been the Management Investor's Termination Date. The closing of the purchase and sale of such Incentive Shares shall be held at the place and the date to be established by the Company, which in no event shall be less than ten or more than 60 days from the date on which the Company gives notice of its election to purchase the Incentive Shares. At such closing, the Management Investor, or such Management Investor's Permitted Transferees, shall deliver the certificates evidencing the number of shares of Common Stock to be purchased by the Company, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company shall deliver to the Management Investor, or such Management Investor's Permitted Transferees, the full amount of the purchase price for such Incentive Shares in cash by certified or bank cashier's check.

     7.5. Lapse. The provisions of Sections 7.1, 7.3 and Section 7.4 shall terminate immediately after consummation of an Approved Sale.


                                  ARTICLE VIII
             REGISTRATION RIGHTS; PREFERRED STOCKHOLDERS AGREEMENT;
                                 INDEMNIFICATION

     8.1. Registration Rights. The Investors shall have registration rights with respect to the Shares as set forth in the Registration Rights Agreement among the parties hereto and dated as of the date hereof, the form of which is attached hereto as Exhibit D (the "Registration Rights Agreement"). Each of the

Investors and their Permitted Transferees agrees not to effect any public sale or distribution of any securities of the Company during the periods specified in the Registration Rights Agreement, except as permitted by the Registration Rights Agreement, and each such Investor agrees to be bound by the rights of priority to participate in offerings as set forth therein.

     8.2. Preferred Stockholders Agreement. The Investors shall have the rights with respect to the Preferred Stock set forth in the Preferred Stockholders Agreement, dated of even date herewith, by and among the Investors who hold Preferred Stock and attached hereto as Exhibit E (the "Preferred Stockholders Agreement"). Each Investor party to the Preferred Stockholders Agreement acknowledges and agrees that a breach by such Investor of the covenants and obligations applicable to such Investor under the Preferred Stockholders Agreement shall constitute a breach of such Investor's covenants and obligations under this Agreement.

     8.3. Indemnification for Certain Liabilities. Each Continuing Management Investor acknowledges that, on the Closing Date and in connection with the Closing of the transactions contemplated by this Agreement, Royster-Clark effected a reverse stock split (the "Reverse Stock Split") pursuant to which the 10,097.732 outstanding shares of Common Stock held of record by the Royster-Clark Employee Savings and Investment Plan (the "ESOP") were converted into the right to receive $2,877,853.62 as cash in lieu of fractional shares. Each Continuing Management Investor other than Jenkins and his Family Members, severally and not jointly and in proportion to such Management Investor's relative Common Stock ownership percentage, shall indemnify and hold harmless the Company, 399 Venture and Royster-Clark, and their respective officers, directors, shareholders, employees and Affiliates from and against any claims by the ESOP, the trust of the ESOP or any ESOP participant or beneficiary of any such participant, for any payments following the Closing Date in connection with the Reverse Stock Split, provided, that the Continuing Management Investors (other than Jenkins and his Family Members) aggregate liability pursuant to this
Section 8.3 shall not exceed the $184,658.00 contributed by the Continuing Management Investors to an escrow account established for such purpose as of the Closing Date (together with any interest accrued thereon). A Continuing Management Investor's relative Common Stock ownership percentage shall be a fraction, the numerator of which is the number of shares of Common Stock issued by the Company to such Continuing Management Investor at the Closing and the denominator of which is the number of shares of Common Stock issued by the Company to all of the Continuing Management Investors at the Closing.


                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1. Purchaser Representative. If the Company or any Investor enters into any negotiation or transaction, including an Approved Sale, for which Rule 506 (or any similar rule then in effect) promulgated by the SEC under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Management Investor will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the SEC under the Securities Act) reasonably acceptable to the Company. If any Management Investor appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Management Investor declines to appoint the purchaser representative designated by the Company such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

     9.2. Section 83(b) Elections. Each Management Investor shall make the election (the "83(b) Election") to include in such Management Investor's income, in the year such Management Investor receives the Incentive Shares, the excess, if any, of the fair market value of the Incentive Shares on the date such shares are acquired (determined without regard to restrictions which lapse) over the price paid per Incentive Share, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, in the manner and within the time period specified by the regulations promulgated thereunder. EACH MANAGEMENT INVESTOR ACKNOWLEDGES THAT (1) SUCH MANAGEMENT INVESTOR ALONE IS RESPONSIBLE FOR FILING WITH THE INTERNAL REVENUE SERVICE, BY THE APPLICABLE DEADLINE, ALL APPLICABLE FORMS REQUIRED TO EFFECT THE 83(B) ELECTION, (2) NO EXTENSION OF THE 83(B) ELECTION DEADLINE WILL BE AVAILABLE UNDER LAW AND (3) ADVERSE TAX CONSEQUENCES MAY RESULT TO SUCH MANAGEMENT INVESTOR IF THE 83(B) ELECTION IS NOT TIMELY MADE.

     9.3. Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company,
(ii) 399 Venture (so long as 399 Venture and its Permitted Transferees (other than Permitted Transferees pursuant to Section 4.5 (d)(iii)) own in the aggregate at least 5% of the outstanding Common Stock on a fully diluted basis),
(iii) Jenkins (so long as Jenkins and his Permitted Transferees (other than Permitted Transferees pursuant to Section 4.5 (d)(iii)) own in the aggregate at least 5% of the outstanding Common Stock on a fully diluted basis) and (iv) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Shares owned by 399 Venture and its Affiliates) held by the Investors; provided, however, that without the approval of the holders of a majority of the outstanding Common Stock then held by Management Investors, (A) the provisions of this Agreement cannot be amended to treat Management Investors differently than the other Investors and (B) the provisions of Sections 5.6, 9.3 and Article VII of this Agreement may not be amended or modified to the detriment of Management Investors. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

     9.4. Waiver of Fiduciary Duties and Corporate Opportunity; Acknowledgment.

          (a) Nothing in this Agreement shall be construed so as to limit the ability of 399 Venture, Citicorp Venture Capital Ltd. or any of their respective Affiliates to make investments in any other business entity (including without limitation a business entity that competes with the Company) in the ordinary course of their respective businesses.

          (b) Without limiting the generality of the above, to the fullest extent permitted by any applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to 399 Venture or any of its respective affiliates. In particular, (i) 399 Venture and its Affiliates shall have the right to engage in business activities, whether or not in competition with the Company or the Company's business activities, without consulting any Investor or any other stockholder and (ii) 399 Venture shall have no obligation to any Investor or any other stockholder with respect to any opportunity to acquire property or make investments at any time.

          (c) Each party to this Agreement expressly acknowledges and agrees that 399 Venture's representations, covenants and other agreements contained herein apply only to 399 Venture and Citicorp Venture Capital Ltd., and not to any of their respective affiliates or shareholders, including, without limitation, Citibank N.A., Citicorp or CitiGroup.

     9.5. Survival. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement, the Closing, and the consummation of the transactions contemplated hereby and by the Exchange Agreement, regardless of any investigation made by an Investor or on its behalf.

     9.6. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement, together with the Registration Rights Agreement and the Preferred Stockholders Agreement, and each other agreement referenced herein which contains terms incorporated by reference into this Agreement, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     9.7. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     9.8. Notices. All notices provided for or permitted hereunder shall be made (except as otherwise provided herein) in writing by hand delivery, registered or certified first-class mail, facsimile (with confirmation of receipt) or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                  If to the Company, to:

                        Royster-Clark Group, Inc.
                        Royster-Clark, Inc.
                        10 Rockefeller Plaza Suite 1120
                        New York, NY 10020
                        Attention: Francis P. Jenkins, Jr.
                        Fax (212) 332-2999
                  with required copies to:

                        399 Venture Partners, Inc.
                        399 Park Avenue
                        14th Floor
                        New York, New York 10043
                        Telecopy number: (212) 888-2940
                        Attention: Thomas F. McWilliams

                        Royster-Clark Group, Inc.
                        Royster-Clark, Inc.
                        10 Rockefeller Plaza Suite 1120
                        New York, NY 10020
                        Attention: Randolph G. Abood, Esq.
                        Fax (212) 332-2999

                  If to 399 Venture, to:

                        399 Venture Partners, Inc.
                        399 Park Avenue
                        14th Floor
                        New York, New York 10043
                        Telecopy number: (212) 888-2940
                        Attention: Thomas F. McWilliams

                  with a required copy to:

                        Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Telecopy number: (215) 994-2222
                        Attention: Craig L. Godshall

     If to the Management Investors or any of them, to the business addresses (or residence address if no business address is indicated) listed on the signature page of this Agreement or joinder to this Agreement.

     All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     9.9. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

     9.10. Waiver of Jury Trial. Each of the parties to this Agreement waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each of the parties to this Agreement agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of the right to trial by jury.

     9.11. ACKNOWLEDGMENT OF MANAGEMENT INVESTORS. EACH MANAGEMENT INVESTOR ACKNOWLEDGES THAT SUCH MANAGEMENT INVESTOR IS A SOPHISTICATED BUSINESSPERSON WHO WAS ADEQUATELY REPRESENTED BY COUNSEL DURING NEGOTIATIONS REGARDING THE PROVISIONS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RESTRICTING THE TRANSFER OF SECURITIES BY MANAGEMENT INVESTORS SET FORTH IN
SECTION 4.5 AND ARTICLE VII, AND SPECIFICALLY SECTION 7.2, WHICH SETS FORTH THE COMPANY'S PURCHASE OPTION WITH RESPECT TO INCENTIVE SHARES. EACH MANAGEMENT INVESTOR ACKNOWLEDGES THAT ANY PROPERTY RIGHT THAT SUCH MANAGEMENT INVESTOR HAS IN INCENTIVE SHARES IS SUBJECT IN ALL RESPECTS TO THE COMPANY'S PRIOR RIGHT TO REPURCHASE SUCH INCENTIVE SHARES AS PROVIDED IN ARTICLE VII. EACH MANAGEMENT INVESTOR FURTHER ACKNOWLEDGES THAT IF THE COMPANY EXERCISES ITS PURCHASE OPTION SUCH MANAGEMENT INVESTOR'S INCENTIVE SHARES COULD BE PURCHASED BY THE COMPANY AT A PRICE THAT IS LESS THAN THE FAIR MARKET VALUE OF SUCH SECURITIES AT THE TIME OF SUCH EXERCISE.

     9.12. No Effect on Employment. Nothing herein contained shall confer on any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

     9.13. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     9.14. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Jenkins is signing this Agreement in his own capacity and for his Family Members who hold shares of Royster-Clark Inc.

     9.15. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     9.16. Termination. Unless sooner terminated in accordance with its terms, this Agreement shall terminate on April 22, 2009.

     9.17. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     9.18. Party No Longer Owning Securities. If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

     9.19. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

     IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase and Holders Agreement as of the day and year first above written.

                                 ROYSTER-CLARK GROUP, INC.


                                 By: /s/ Francis P. Jenkins, Jr.
                                    ---------------------------------------
                                    Name: Francis P. Jenkins, Jr.
                                    Title: Chief Executive Officer


                                 399 VENTURE PARTNERS, INC.


                                 By: /s/ Thomas F. McWilliams
                                    ---------------------------------------
                                    Name: Thomas F. McWilliams
                                    Title: Vice President


                                 MANAGEMENT INVESTORS:

                                 /s/ Francis P. Jenkins, Jr.
                                 ------------------------------------
                                 Name: Francis P. Jenkins, Jr.
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Randolph G. Abood
                                 ------------------------------------
                                 Name: Randolph G. Abood
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ G. Kenneth Moshenek
                                 ------------------------------------
                                 Name: G. Kenneth Moshenek
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Walter Vance
                                 ------------------------------------
                                 Name: Walter Vance
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Max Baer
                                 ------------------------------------
                                 Name: Max Baer
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Alan S. Fitter
                                 ------------------------------------
                                 Name: Alan S. Fitter
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                         /s/ Martha B. Shirley
                         ------------------------------------
                         Name: Martha B. Shirley
                         Social Security Number:
                         Residence Address:
                         Residence Telephone:
                         Business Address:
                         Business Telephone:


                         /s/ Martha B. Shirley
                         ------------------------------------
                         Name: Martha B. Shirley as Trustee of the
                               Shirley Irrevocable Trust for Martha


                         /s/ Mary Shirley Swiney
                         ------------------------------------


                         /s/ James A. Shirley
                         ------------------------------------
                         Name: Mary Shirley Swiney and James A. Shirley
                               as Co-Trustees of the Shirley
                               Irrevocable Sprinkle Trust

                                 /s/ Steven A. Sheline
                                 ------------------------------------
                                 Name: Steven Sheline
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:


                                 /s/ Jane Sheline
                                 ------------------------------------
                                 Name: Jane Sheline
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone: